MERGER AND SHARE EXCHANGE AGREEMENT


      This MERGER AND SHARE EXCHANGE AGREEMENT (the "AGREEMENT") is entered into as of January 11, 2007, by and among Strategic Gaming Investments, Inc., a Delaware corporation (hereinafter referred to as the "SGME"), on the one hand, and Neolink Wireless Content, Inc., a Nevada corporation (hereinafter referred to as "NEOLINK"), and each of the holders of shares of Common Stock of NEOLINK listed on Exhibit A attached hereto (individually, a "NEOLINK STOCKHOLDER", and collectively, the "NEOLINK STOCKHOLDERS"). SGME and NEOLINK are collectively referred to herein as the "PARTIES."

                                  RECITALS

      WHEREAS, NEOLINK is in the wireless content business;

      WHEREAS, SGME is a publicly traded company with its common stock quoted on the Over the Counter Bulletin Board under the symbol "SGME.OB" and is preparing to launch a number of poker related projects;

      WHEREAS, the NEOLINK Stockholders own 100% of the issued and outstanding common stock of NEOLINK; and

      WHEREAS, SGME desires to acquire 100% of the issued and outstanding common stock of NEOLINK and the NEOLINK Stockholders desire to exchange all of the NEOLINK Common Stock for shares of common stock of SGME ("SGME SHARES") in a transaction intended to qualify as a "tax-free" reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

                                  AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

            SHARE EXCHANGE; OTHER MATTERS.

                  Share Exchange. Subject to the terms and conditions of this Agreement, at the closing provided for in Section 2 hereof (the "CLOSING"), each of the NEOLINK Stockholders shall sell, assign, transfer and deliver to SGME the number of shares of Common Stock of NEOLINK set forth opposite each such NEOLINK Stockholder's name on Exhibit A to be attached hereto prior to the Closing (the shares of Common Stock of NEOLINK sold, assigned and transferred to SGME hereunder are hereinafter referred to as the "NEOLINK SHARES"). Following the Closing, NEOLINK shall be a wholly owned subsidiary of SGME.

            1.2 Consideration. Subject to the terms and conditions of this Agreement and in consideration of the sale, assignment, transfer and delivery of the NEOLINK Shares to SGME, at the Closing SGME shall issue, sell and deliver to the NEOLINK Stockholders ONE MILLION (1,000,000) SGME Shares. Each NEOLINK Stockholder shall receive, in consideration for the NEOLINK Shares sold, assigned, transferred and delivered to SGME by such NEOLINK Stockholder, a pro rata portion of SGME Shares based on the number of NEOLINK Shares owned by such NEOLINK Stockholder, all as set forth on Exhibit A hereto. SGME Shares issued hereby to the NEOLINK Stockholders shall include registration rights as outlined in the Registration Rights Agreement attached hereto as Exhibit B.

            1.3 Liabilities. Except as mutually agreed upon by the Parties as set forth on Schedule 1.3 attached hereto, SGME shall not assume, and shall not be responsible for, any liabilities, debts or obligations of NEOLINK of any kind or nature whatsoever.

            1.4   Funding Commitment.

                  (a) In addition to the consideration noted in Section 1.2 above, SGME shall provide financing to NEOLINK as follows: (i) $50,000 at the Closing (the "INITIAL PAYMENT"); (ii) $50,000 on or before January 31, 2007;
(iii) $50,000 on or before March 15, 2007; (iv) $50,000 on or before April 30, 2007; and (v) $50,000 on or before June 15, 2007 (collectively, the "FUNDING COMMITMENT"). The Funding Commitment shall be utilized (A) as set forth in the mutually agreed upon budget set forth on Schedule 1.4(a) attached hereto, and
(B) as may otherwise be necessary in connection with NEOLINK's business, operations and affairs, as reasonably determined by Donald R. Beck ("BECK"), President and Chief Executive Officer of NEOLINK.

                  (b) In the event that SGME fails to timely provide funding on the dates set forth above, and such failure to fund is not rectified within ten (10) days of the due date, then Beck shall have the right to reacquire One Hundred Percent (100%) of the shares of NEOLINK from SGME for 15% of that portion of the Funding Commitment provided by SGME prior to any such failure to fund. The Parties shall execute such further documentation as necessary to evidence Beck's rights under this paragraph.

            1.5 Management and Board of Directors. At the Closing, Beck shall be appointed President, Chief Executive Officer and Chairman of the Board of NEOLINK. Prior to the Closing, the Purchaser and Beck shall negotiate a mutually agreeable employment contract ("EMPLOYMENT AGREEMENT") with Beck to serve in the foregoing capacities. The Employment Agreement shall be executed as soon as reasonably practicable following the Closing. The Board of Directors of NEOLINK following the Closing shall consist of Beck, John Padon, Lawrence S. Schroeder, Jason F. Griffith and Anthony Marsiglia.
            CLOSING.

                  Time and Place. The Closing of the transaction contemplated by this Agreement shall be held on January 5, 2007, assuming (a) all requisite stockholder approval has been received by NEOLINK, and (b) satisfaction of all conditions precedent to the obligations of the Parties specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof, has been achieved. The date on which the Closing is to be held is referred to herein as the "Closing Date." The Closing shall be held at the offices of SGME, located at 2580 Anthem Village Dr., Henderson, Nevada 89052, at 10:00 a.m. on such date, or at such other time and place as the parties may agree upon in writing.

                  Deliveries by the NEOLINK Stockholders. At the Closing, each NEOLINK Stockholder shall deliver to SGME the following: (a) stock certificates representing the number of NEOLINK Shares set forth opposite the name of each NEOLINK Stockholder listed on Exhibit A hereto, duly endorsed or accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of NEOLINK, and (b) an investment representation letter in the form attached hereto as Exhibit C executed by each NEOLINK Stockholder.

                  Deliveries by NEOLINK. At the Closing, NEOLINK shall deliver to SGME the documents referred to in Section 9.1 hereof.

                  Deliveries by SGME. At the Closing, in addition to the documents referred to in Section 9.2 hereof, SGME shall deliver to the NEOLINK Stockholders or their Agent (as defined in Section 13 below) a stock certificate issued in the name of each NEOLINK Stockholder representing the number of SGME Shares each NEOLINK Stockholder is entitled to receive in accordance with Section 1.2 above.

      3.    INDIVIDUAL   REPRESENTATIONS   AND   WARRANTIES  OF   THE   NEOLINK
STOCKHOLDERS.   Each of the NEOLINK Stockholders, severally  but  not  jointly, represents and warrants to SGME as follows:

            3.1 Title. Such NEOLINK Stockholder owns the number of NEOLINK Shares set forth opposite such Stockholder's name on Exhibit A to be attached hereto prior to Closing, and shall transfer to SGME, at the Closing, good and valid title to said number of NEOLINK Shares, free and clear of all restrictions on transfer (other than any restrictions under federal and state securities laws), liens, claims, options, charges, pledges, security interests, and encumbrances of every kind, character or description. Such NEOLINK Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of NEOLINK.

            3.2 Valid and Binding Agreement. Such NEOLINK Stockholder has the full and unrestricted right, power and authority and capacity to execute and deliver this Agreement and consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by such NEOLINK Stockholder and constitutes the valid and binding obligation of such NEOLINK Stockholder, enforceable in accordance with its terms.

            3.3 Non-Contravention. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such NEOLINK Stockholder is a party or by which such NEOLINK Stockholder or such NEOLINK Stockholder's property is bound, or to the knowledge of such NEOLINK Stockholder any existing applicable law, rule, regulation, judgment, or court order. Such NEOLINK Stockholder is not and will not be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

            3.4 Investment Representations. Such NEOLINK Stockholder intends to acquire SGME Shares for investment and not with a view to the public distribution or resale thereof, and such NEOLINK Stockholder shall confirm such intention to SGME by delivering to SGME at the Closing an investment representation letter in the form attached as Exhibit C hereto executed by such NEOLINK Stockholder. Such NEOLINK Stockholder agrees that SGME may endorse on any stock certificate for SGME Shares to be delivered pursuant to this Agreement an appropriate restrictive legend referring to the provisions of the investment representation letter attached as Exhibit C hereto, and that SGME may instruct its transfer agent not to transfer any SGME Shares unless advised by SGME that such provisions have been satisfied.

      4. REPRESENTATIONS AND WARRANTIES OF NEOLINK. NEOLINK represents and warrants to SGME as follows:

            4.1 Authority. NEOLINK has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action on the part of NEOLINK. This Agreement has been duly executed and delivered by NEOLINK and constitutes the valid and binding obligation of NEOLINK, enforceable in accordance with its terms.

            4.2   Organization.

                        NEOLINK is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. NEOLINK has the corporate power and authority to carry on its business as presently conducted and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on NEOLINK or its business.

                        The copies of the Articles of Incorporation of NEOLINK and all amendments thereto, as certified by the Secretary of State of Nevada, and the Bylaws of NEOLINK and all amendments thereto, as certified by the Secretary of NEOLINK, are complete and correct copies of the Articles of Incorporation and Bylaws of NEOLINK as amended and in effect on the date hereof.

            4.3   Capitalization.

                        The authorized capital stock of NEOLINK consists of 10,000,000 shares of Common Stock, par value $.001 per share. As of the date of this Agreement, 5,000,000 shares of Common Stock of NEOLINK are issued and outstanding. As of the Closing Date, the number of issued and outstanding shares of common sock of NEOLINK shall be the number of shares set forth on Exhibit A attached hereto. All of the issued and outstanding shares of common stock of NEOLINK are duly authorized, validly issued, fully paid and non-assessable, and are not subject to preemptive rights created by statute, NEOLINK's Articles of Incorporation or Bylaws or any agreement to which NEOLINK is a party or by which it is bound.

                        There are no options, warrants, subscriptions, calls, rights, commitments or agreements of any character to which NEOLINK is a party or by which it is bound obligating NEOLINK to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of NEOLINK or obligating NEOLINK to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement.

            4.4 Equity Investments. NEOLINK has no subsidiaries and does not own any equity interest in any other corporation or in any partnership, limited liability company or other form of business entity.

            4.5 Financial Statements. NEOLINK has delivered to SGME copies of its unaudited financial statements, prepared in conformity with generally accepted accounting principles in the United States, for each financial year since its inception and for the interim period concluded on September 30, 2006. Such financial statements consist of a balance sheet and related statements of operations, changes in stockholders' equity and cash flows (collectively, the "NEOLINK FINANCIAL STATEMENTS"), copies of which are attached hereto as
Schedule 4.5. The NEOLINK Financial Statements have been prepared in conformity with generally accepted accounting principals in the United States of America, consistently applied, and present fairly the financial condition and results of operations of NEOLINK at the dates and for the periods covered by the NEOLINK Financial Statements, subject in the case of the interim portion of the NEOLINK Financial Statements for 2006 which are subject only to normal year-end audit adjustments, which will not be material, and the absence of certain footnote disclosures.


            4.6 Intellectual Property. NEOLINK owns or has the right to use pursuant to license, sublicense, agreement or permission all patents, patent applications, trademarks, service marks, trade names, copyrights, computer software (including data and related documentation), trade secrets, Internet Websites, domain names and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted. To the best of NEOLINK's knowledge, the business as conducted and as proposed to be conducted by NEOLINK does not and will not cause NEOLINK to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, computer software, licenses, trade secrets, domain names or other proprietary rights of any other Person. All registered and pending applications for intellectual property holdings of NEOLINK are specifically delineated in Schedule 4.6 attached hereto.

            4.7 Litigation. There is no claim, action, suit or proceeding, at law or in equity, pending against NEOLINK that might result, either in any case or in the aggregate, in any material adverse change in the business, assets or financial condition of NEOLINK, nor is there any judgment, decree, injunction, order or writ of any court, governmental authority or arbitrator outstanding against NEOLINK having, or which insofar as can be reasonably foreseen, in the future may have, any such effect.

            4.8 Compliance with Contracts. NEOLINK is not in violation or default of any material term or provision of any material agreement, contract, lease, license or instrument to which NEOLINK is a party or by which it or any of its properties or assets are bound.

            4.9 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of, the Articles of Incorporation or Bylaws of NEOLINK, as amended, or any material agreement, contract, lease, license or instrument to which NEOLINK is a party or by which it or any of its properties or assets are bound.

            4.10 Compliance with Applicable Law. To NEOLINK'S knowledge, NEOLINK has, in all material respects, complied with all laws, regulations and orders applicable to its business, except in any case where the failure to comply would not have a material adverse effect on NEOLINK or its business, and NEOLINK has all permits and licenses required by such laws, regulations and orders.

            4.11 Governmental Consent. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority is required by or with respect to NEOLINK in connection with the execution and delivery of this Agreement or the consummation by NEOLINK of the transactions contemplated herein.


            4.12 Third Party Consent. NEOLINK has obtained or prior to Closing will obtain all consents required to be obtained by NEOLINK from third parties material to the business of NEOLINK in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, other than such consents which if not obtained would not have a material adverse effect on NEOLINK or its business.

            4.13  Absence of Liabilities.   As  of the date hereof, NEOLINK has
no outstanding debts, liabilities and obligations other than those set forth on
Schedule 4.13 attached hereto.

            4.14  Absence of Certain Changes or Events.   Since the date of the
NEOLINK Financial Statements, NEOLINK has not:

                  (a) Conducted any business or engaged in any activities other than activities in the ordinary course and scope of its business;

                  (b) Declared or made any payment of dividends or other distributions to its stockholders or upon or in respect of any shares of its capital stock or purchased, or obligated itself to purchase, retire or redeem, any shares of its capital stock or other securities;

                  (c) Issued or sold or agreed to issue or sell any shares of its capital stock or other securities, or issued, granted or sold or agreed to issue, grant or sell, any options rights or warrants with respect thereto;

                  (d)   Amended its Articles of Incorporation or Bylaws;

                  (e) Entered into or become bound by or agreed to enter into or become bound by any contract, instrument, lease, license, agreement, transaction, commitment or undertaking other than as set forth in Schedule 4.14(e) hereto; or

                  (f) Borrowed or agreed to borrow any funds; incurred or agreed to incur or become subject to any debts, liabilities or obligations of any kind whatsoever; subjected or agreed to subject any of the assets or properties of NEOLINK to any lien, security interest, charge, interest or other encumbrance or suffered such to be imposed; or guaranteed or agreed to guarantee the debts or obligations of others.

            4.15 Brokers or Finders. NEOLINK has not incurred, and will not incur, directly or indirectly, as a result of any action taken by NEOLINK, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated herein.




      5.    REPRESENTATIONS  AND  WARRANTIES  OF  SGME.   SGME  represents  and
warrants to NEOLINK and the NEOLINK Stockholders as follows:

            5.1 Authority. SGME has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and the issuance of SGME Shares in accordance with the terms hereof, has been duly authorized by all necessary corporate action on the part of SGME. This Agreement has been duly executed and delivered by SGME and constitutes the valid and binding obligation of SGME, enforceable in accordance with its terms.

            5.2   Organization.

                  (a) SGME is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. SGME has the corporate power and authority to carry on its business as presently conducted and is qualified to do business as a foreign corporation and is in good standing under the laws of each state in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of SGME.

                  (b) The copies of the Articles of Incorporation, and all amendments thereto, of SGME, as certified by the Secretary of State of Delaware, and the Bylaws of SGME and all amendments thereto, as certified by the Secretary of SGME, which have heretofore been delivered to NEOLINK for examination, are complete and correct copies of the Articles of Incorporation and Bylaws of SGME as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and stockholders of SGME are contained in the minute book of SGME heretofore delivered to NEOLINK for examination, and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to NEOLINK that have not also been delivered to NEOLINK. The minute book of SGME contains complete and accurate records of all meetings and other corporate actions of its Board of Directors and stockholders.

            5.3   Capitalization.

                  (a) The authorized capital stock of SGME consists of 100,000,000 shares of Common Stock, par value $0.001 per share; and 25,000,000 shares of preferred stock. As of the date of this Agreement, 8,047,137 shares of Common Stock of SGME are issued and outstanding and no shares of Class A convertible preferred stock of SGME are issued and outstanding. All of the issued and outstanding shares of Common Stock of SGME are duly authorized, validly issued, fully paid and non-assessable, are not subject to preemptive rights created by statute, SGME's Articles of Incorporation or Bylaws or any agreement to which SGME is a party or by which it is bound, and were offered and sold in compliance with applicable state and federal securities laws.

                  (b) There are no outstanding options, warrants, subscriptions, calls, rights, demands, commitments, convertible securities or other agreements or arrangements of any character or kind whatsoever to which SGME is a party or by which it is bound obligating SGME to issue, deliver or sell, or cause to be issued, sold or delivered, additional shares of capital stock of SGME or obligating SGME to grant, extend or enter into any such option, warrant, subscription, call, right, demand, commitment, convertible security or other agreement.

                  (c) SGME Shares to be sold to the NEOLINK Stockholders, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

            5.4   Equity Investments.

                  (a) As of the date hereof, SGME has no subsidiaries and does not own any capital stock or have any interest in any other corporation or in any partnership, limited liability company or other form of business entity, except as set forth on Schedule 5.4 attached hereto.

                  (b) As of the date of Closing, SGME will not have any subsidiaries and will not own any capital stock or have any interest in any corporation, partnership or other form of business entity.

            5.5   Financial Statements.

                  (a) SGME has delivered to NEOLINK copies of its audited balance sheet for the fiscal years ended December 31, 2005 and 2004, along with the related audited statements of operations, changes in stockholders' equity and cash flows together with appropriate notes to such financial statements, and copies of its unaudited balance sheet as of June 30, 2006 (the "SGME BALANCE SHEET") and the related unaudited statements of operations, changes in stockholders' equity and cash flows for the six month period ended June 30, 2005 (collectively, the "SGME FINANCIAL STATEMENTS"). A copy of SGME's audited financial statements delivered to NEOLINK pursuant to this Section 5.5 is included in SGME's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 on file with the Securities and Exchange Commission ("SEC"), and a copy of SGME's unaudited financial statements delivered to NEOLINK pursuant to this Section 5.5 is included in SGME's Quarterly Report on Form 10-QSB for the six month period ended June 30, 2006 filed by SGME with the SEC. SGME Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America, consistently applied, and present fairly the financial condition and results of operations of SGME at the dates and for the periods covered by SGME Financial Statements.

                  (b) The books and records, financial and otherwise, of SGME are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of SGME.

            5.6 Tax Returns. Within the times and in the manner prescribed by law, SGME has filed all federal, state, and local tax returns required by law and has paid in full all taxes, including, without limitation, all net income, gross receipts, sales, use, withholding, payroll, employment, social security, unemployment, excise and property taxes, plus applicable penalties and interest thereon (all such items are collectively referred to as "TAXES") due to, or claimed to be due by, any governmental authority. SGME Balance Sheet fully accrues all current and deferred Taxes. SGME has not been delinquent in the payment of any Taxes and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. As of the Closing Date, SGME will not have any liability for Taxes.

            5.7   Compliance with Applicable  Law.   SGME has complied with all
laws, regulations and orders applicable to its business and has all permits and licenses required thereby.

            5.8   Contracts and Agreements.  Except as  set  forth  on Schedule
5.8 attached hereto, SGME is not a party to or bound by nor are any of its properties and assets subject to or bound by any contract, instrument, lease, license, agreement, guaranty, commitment or other arrangement.

            5.9   Employees; Employee Plans.   Except  as set forth on Schedule
5.9 attached hereto, SGME is not a party to or bound by any employment, consulting, or retainer agreement, or any profit-sharing, deferred compensation, bonus, savings, stock option, stock bonus, stock purchase, severance, benefit, retirement, disability, insurance, vacation or any other similar employee benefit plans, funds, programs, agreements or arrangements which cover, are maintained for the benefit of, or related to any or all current or former employees, officers or directors of SGME.

            5.10 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach of any term or provision of, constitute a default under or result in a violation of, the Articles of Incorporation or Bylaws of SGME, as amended, or any agreement, contract, lease, license, or instrument to which SGME is a party or by which it or any of its properties or assets are bound.

            5.11 Third Party Consent. SGME has obtained or prior to the Closing will obtain all consents required to be obtained by SGME from third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.


            5.12 Governmental Consent. Except as set forth on Schedule 5.12 attached hereto, SGME is not required to submit any notice, report, statement, or other filing with and no consent, approval, order or authorization by any court, administrative agency or commission or other governmental authority is required to be obtained by SGME in connection with the execution and delivery of this Agreement and the sale and issuance of SGME Shares pursuant hereto, other than (a) the filing of a Current Report on Form 8-K with the SEC in accordance with the rules and regulations of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and (b) such filings as may be required to be made under federal and applicable state securities laws after the issuance of SGME Shares.

      6. COVENANTS RELATING TO CONDUCT OF BUSINESS OF NEOLINK. During the period from the date of this Agreement and continuing until the Closing, NEOLINK agrees (except to the extent that SGME shall otherwise consent in writing) that NEOLINK shall carry on its business in the usual and ordinary course, in substantially the same manner as heretofore conducted.

      7. COVENANTS RELATING TO CONDUCT OF BUSINESS OF SGME. During the period from the date of this Agreement and continuing until the Closing, SGME agrees (except as expressly contemplated by this Agreement or to the extent that NEOLINK shall otherwise consent in writing) that:

            7.1   Ordinary  Course.   SGME  shall  carry on its business in the
usual and ordinary course, in substantially the same manner as heretofore conducted.

            7.2 Dividends or Other Distributions. SGME shall not and shall not propose to (i) declare or pay any dividends on or make other distributions to its stockholders or upon or in respect of any shares of its capital stock, or (ii) purchase or obligate itself to purchase, retire or redeem any shares of its capital stock or other securities.

      8.    ADDITIONAL AGREEMENTS.

            1.1   Access to Information.

                        NEOLINK shall afford to SGME and shall cause its independent accountants to afford to SGME, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all information concerning NEOLINK, as SGME may reasonably request, provided that NEOLINK shall not be required to disclose any information which it is legally required to keep confidential. SGME will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and SGME will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason SGME shall promptly return, or cause to be returned, to the disclosing party all documents obtained from NEOLINK, and any copies made of such documents, extracts and copies thereof.

                        SGME shall afford to NEOLINK and the NEOLINK Stockholders and shall cause its independent accountants to afford to NEOLINK and the NEOLINK Stockholders, and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to all of SGME's properties, books, contracts, commitments and records and to the audit work papers and other records of SGME's independent accountants. During such period, SGME shall use reasonable efforts to furnish promptly to NEOLINK and the NEOLINK Stockholders such information concerning SGME as NEOLINK and the NEOLINK Stockholders may reasonably request, provided that SGME shall not be required to disclose any information which it is legally required to keep confidential. NEOLINK and the NEOLINK Stockholders will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and NEOLINK and the NEOLINK Stockholders will cause their respective consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason NEOLINK and the NEOLINK Stockholders shall promptly return, or cause to be returned, to the disclosing party all documents obtained from SGME, and any copies made of such documents, extracts and copies thereof.

            8.2 Communications. Between the date hereof and the Closing Date, neither NEOLINK nor SGME will, without the prior written approval of the other party, furnish any communication to the public if the subject matter thereof relates to the other party or to the transactions contemplated by this Agreement, except as may be necessary, in the opinion of their respective counsel, to comply with the requirements of any law, governmental order or regulation.

            8.3 Securities Laws. SGME shall take such actions as may be necessary to comply with the federal securities laws and the securities laws of all states which are applicable in connection with the issuance of SGME Shares pursuant to this Agreement.

            8.4 Payment of Liabilities. Prior to the Closing, NEOLINK shall pay or otherwise satisfy or discharge all of its debts, obligations and liabilities of any kind whatsoever, including, without limitation, all of the debts, obligations and liabilities set forth on Schedule 4.13 attached hereto or reflected on the NEOLINK Financial Statements.

      9.    CONDITIONS PRECEDENT.

            9.1 Conditions to Obligations of SGME. The obligations of SGME to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the date of Closing of the following conditions, unless waived by SGME:

                  (a) List of NEOLINK Stockholders. NEOLINK shall have delivered to SGME for attachment as Exhibit A to this Agreement a true and correct copy of a list of the NEOLINK Stockholders who are parties to this Agreement and the number of NEOLINK Shares owned by each such Stockholder, and the total number of NEOLINK Shares set forth opposite the names of all of the Stockholders listed on Exhibit A shall constitute 100% of the total number of issued and outstanding shares of Common Stock of NEOLINK immediately prior to the Closing.

                  (b) Schedule of Outstanding Shares. NEOLINK shall have delivered to SGME for attachment to this Agreement a copy of Schedule 4.3(a) which sets forth the total number of issued and outstanding shares of Common Stock of NEOLINK immediately prior to the Closing.

                  (c) Minimum Number of NEOLINK Shares. NEOLINK Stockholders holding 100% of the issued and outstanding shares of Common Stock of NEOLINK shall have executed and delivered a copy of this Agreement, all of the outstanding NEOLINK stock certificates, and the investment representation letter referred to in Section 2.2 above and Exhibit C hereto.

                  (d) Representations and Warranties of the NEOLINK Stockholders. The representations and warranties of the NEOLINK Stockholders set forth in Article 3 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the date of the Closing.

                  (e) Representations and Warranties of NEOLINK. The representations and warranties of NEOLINK set forth in Article 4 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the date of Closing, and SGME shall have received a certificate to such effect signed by the Chief Executive Officer of NEOLINK.

                  (f) Additional Closing Documents. SGME shall have received the following documents and instruments:

                             Certified  resolutions  of  the  NEOLINK  Board of
Directors authorizing the execution and delivery of this Agreement and the performance by NEOLINK of its obligations hereunder and attached as Schedule 9.1(f)(1) hereto.

                             A copy of the minutes of all meetings of the Board
of Directors of NEOLINK and attached as Schedule 9.1(f)(2) hereto.

                        (3) A copy of all unanimous written consents effected by the Board of Directors of NEOLINK and attached as Schedule 9.1(f)(3) hereto.

                        (4) A copy of the minutes of all meetings of the stockholders of NEOLINK and attached as Schedule 9.1(f)(4) hereto.

                        (5) A certificate of good standing for NEOLINK issued by the Nevada Secretary of State and attached as Schedule 9.1(f)(5) hereto dated as of a date no earlier than five (5) calendar days prior to the Closing.

                        (6) A copy of all tax filings made by NEOLINK since its inception and attached as Schedule 9.1(f)(6) hereto.

                        (7) A copy of all outstanding agreements by and between NEOLINK and any third party and attached as Schedule 9.1(f)(7) hereto.

                        (8)  Articles   of   incorporation,    including    all
amendments thereto, of NEOLINK certified by the Nevada Secretary of State and attached as Schedule 9.1(f)(8) hereto.

                        (9) Bylaws of NEOLINK certified by its Secretary and attached hereto as Schedule 9.1(f)(9).

                        (10) Such  other  documents   and  instruments  as  are
required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by SGME in advance of the Closing.

            9.2 Conditions to Obligations of NEOLINK and the NEOLINK Stockholders. The obligations of NEOLINK and the NEOLINK Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the Closing Date of the following conditions unless waived by NEOLINK and the NEOLINK Stockholders or their Agent:

                        Representations and Warranties of SGME. The representations and warranties of SGME set forth in Article 5 of this Agreement shall be true and correct in all material respects as of the date of this Agreement and on the Closing Date, and NEOLINK and the NEOLINK Stockholders shall have received a certificate to such effect signed by the Chief Executive Officer of SGME.

                  (b) Performance of Obligations of SGME. SGME shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and NEOLINK and the NEOLINK Stockholders shall have received a certificate to such effect signed by the Chief Executive Officer of SGME.

                  (c) Election of Directors and Officers. The Board of Directors of SGME shall have elected or appointed, or shall have caused to be elected or appointed, Beck to serve as President, Chief Executive Officer and Chairman of the Board of NEOLINK effective as of the Closing Date.

                  (d)   Opinion  of  Counsel.   SGME  shall  have  delivered to
NEOLINK and the NEOLINK Stockholders an opinion of its counsel dated the Closing Date on the matters set forth on Schedule 9.2(d) attached hereto.

                  (e)   Additional  Closing  Documents.    NEOLINK  shall  have
received the following documents and instruments:

                             Certified resolutions of SGME's Board of Directors
authorizing the execution and delivery of this Agreement and the performance by SGME of its obligations hereunder;

                        (2)  Such  other  documents  and  instruments   as  are
required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by NEOLINK.

      10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein shall survive the Closing, but shall expire on the first anniversary date following the date of Closing, unless a specific claim in writing with respect to these matters shall have been made, or any action at law or in equity shall have been commenced or filed before such anniversary date. Any investigations made by or on behalf of any of the parties prior to the date of Closing shall not affect any of the parties' obligations hereunder. Completion of the transactions contemplated herein shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

      11.   TERMINATION.

            11.1  Termination.   This  Agreement  may be terminated at any time
prior to the Closing Date:

                        by mutual written consent of SGME, NEOLINK and the NEOLINK Stockholders or their Agent;

                        by SGME if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by NEOLINK or the NEOLINK Stockholders, and such breach is not cured within ten
(10) days after the breaching party's receipt of written notice of such breach;

                        by NEOLINK and the NEOLINK Stockholders or their Agent if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by SGME, and such breach is not cured within ten (10) days after SGME's receipt of written notice of such breach; or

                  (d) by either SGME or NEOLINK and the NEOLINK Stockholders or their Agent if the Closing shall not have occurred by January 31, 2007, or such later date as shall have been approved by SGME, NEOLINK and the NEOLINK Stockholders or their Agent.

            11.2 Effect of Termination. Termination of this Agreement in accordance with Section 11.1 may be effected by written notice from either SGME or NEOLINK and the NEOLINK Stockholders or their Agent, as appropriate, specifying the reasons for termination and shall not subject the terminating party to any liability for any valid termination.

      12.   RIGHT TO REACQUIRE.

            12.1 Company Sale - First Right of Negotiation and Last Right of Refusal.

                  (a) If at any time during the twenty-four month period commencing on the Closing Date, SGME elects to divest itself of all or a majority of its ownership interest in NEOLINK, whether by way of a stock sale or exchange, asset sale, merger, reorganization, consolidation or any other form of disposition, in one transaction or in a series of related transactions (each, a "COMPANY SALE TRANSACTION"), then prior to SGME commencing a Company Sale Transaction, SGME shall notify Beck in writing of the same, and upon receipt of such written notice, Beck shall have thirty days within which to negotiate and agree to terms with SGME regarding the acquisition by Beck of all or substantially all of the NEOLINK Shares or the assets of NEOLINK, as determined by Beck. SGME and Beck agree to conduct such negotiation in good faith and with an eye towards mutually agreeing upon fair and reasonable terms regarding such acquisition, including the purchase price for such acquisition. If SGME and Beck are unable to mutually agree on the terms of such acquisition within such thirty day period, then, subject to Section 12.1(b) below, SGME shall be free to negotiate with third parties regarding a Company Sale Transaction.

                  (b) If, after failing to come to terms with Beck, SGME desires to enter into a certain Company Sale Transaction with a third party, then prior to entering into such Company Sale Transaction, SGME shall first offer the Company Sale Transaction to Beck in writing on the same or more favorable terms as proposed between SGME and such third party, and Beck shall have ten business days after receipt of such written offer within which to accept or reject same. If Beck rejects such offer, then SGME shall be free to enter into such Company Sale Transaction with such third party; provided, however, that if SGME does not consummate such Company Sale Transaction within the thirty day period following Beck's rejection of such offer, then SGME shall not thereafter enter into any Company Sale Transaction unless and until such Company Sale Transaction is again made subject to the last right of refusal in favor of Beck, as set forth herein.

            12.2  Company Dissolution - First Right to Acquire.

                  (a) If at any time during the twenty-four month period commencing on the Closing Date, SGME desires to wind up, liquidate and dissolve NEOLINK, then prior to commencing the same, SGME shall notify Beck in writing of the same, and Beck shall have the right, exercisable within ten business days after Beck's receipt of such written notice, to acquire all or substantially all of the NEOLINK Shares or the assets of NEOLINK, as determined by Beck. If Beck exercises such right, then SGME shall sell, transfer and assign to Beck, and Beck shall acquire from SGME, the NEOLINK Shares or the assets of NEOLINK designated in Beck's exercise election, at a purchase price (the "PURCHASE PRICE") upon which SGME and Beck shall mutually agree. If SGME and Beck are unable to mutually agree on the Purchase Price, then the Purchase Price shall be based on NEOLINK's fair market value, as determined by an independent appraiser whom SGME and Beck jointly select. If SGME and Beck are unable to agree on an independent appraiser, then SGME and Beck shall each select one independent appraiser, and the two appraisers selected shall then appoint a third independent appraiser, who shall be a senior appraiser accredited by the American Society of Appraisers. The third appraiser shall determine the fair market value of the NEOLINK Shares.

                  (b) Beck shall pay the Purchase Price, at his option, either in full in immediately available funds on the closing date of the acquisition or by the payment of at least 10% of the Purchase Price in immediately available funds on the closing date of the acquisition and the payment of the unpaid balance of the Purchase Price by the execution and delivery of a promissory note. Such promissory note shall bear interest at a rate equal to one percentage point above the "prime rate" (or "base rate") reported in the "Money Rates" column or section of the United States version of The Wall Street Journal in the last published edition prior to the closing date of the acquisition, and shall provide for the original principal amount thereof to be paid in equal monthly installments of principal and interest so that such amount is fully paid over a five year term.

            12.3 For purposes of this Section 12, the term "Beck" shall mean Donald R. Beck, individually, or, as the case may be, any designee of Donald R. Beck or entity with which Donald R. Beck is affiliated.

      13.   MISCELLANEOUS.

            13.1 Tax Treatment. The transaction contemplated herein is intended to qualify as a "tax-free" reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended. SGME, NEOLINK and the NEOLINK Stockholders acknowledge, however, that no party hereto has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under applicable tax laws, regulations, or interpretations; and that no attorney's opinion or private revenue ruling has been obtained with respect to the effects thereof under the Internal Revenue Code of 1986, as amended.

            13.2 Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

            13.3 Attorney's Fees and Expenses. If any legal action or any arbitration or other proceeding is brought for the enforcement of this
Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

            13.4 Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

            13.5  Entire Agreement;  Amendments.  This Agreement, including the
Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

            13.6  Headings.   The  section and paragraph headings contained  in
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            13.7 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

            13.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile transmission of any signed original document and/or retransmissions of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

            13.9  Governing  Law.   This  Agreement  shall  be  governed by and
construed in accordance with the laws of the State of Delaware.

            13.10 Person. For purposes of this Agreement, the term "Person" shall mean any individual, corporation, partnership, joint venture or other business enterprise or entity and any governmental agency, federal, state or local.

            13.11 Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

      If to NEOLINK:                                       At  the  address set
                                         forth below its name on the  signature
                                         page of this Agreement.

      If to the NEOLINK Stockholders:          At the addresses set forth below
                                         their  names  on  Exhibit  A  attached
                                         hereto.

      If to SGME:                                                At the address
                                         set   forth  below  its  name  on  the
                                         signature page of this Agreement.

            13.12 Payment of Expenses.

                  (a) At or prior to the Closing, SGME shall pay and fully satisfy all of its own legal fees, accounting fees and other fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated herein.

                  (b) SGME and NEOLINK shall each pay for its own legal fees, accounting fees and all other fees, costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated herein.

            13.13 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

      14. APPOINTMENT OF AGENT. The NEOLINK Stockholders hereby irrevocably constitute and appoint Beck as their true and lawful attorney (the "Agent") with full right and power in their names and stead to take any and all action by and on behalf of them necessary or desirable to consummate the transactions contemplated by this Agreement, including without limitation, the right and power to receive certificates representing SGME Shares on behalf of each of the NEOLINK Stockholders, to deliver to SGME the certificates representing the NEOLINK Shares, to waive performance of any of the obligations of SGME or waive satisfaction of any of the conditions to Closing specified in Section 9.2 hereof, to deliver investment representation letters of the NEOLINK Stockholders referred to in Section 2.2(a) hereof, and to amend or terminate this Agreement as herein provided. Any such action taken by the Agent on behalf of a NEOLINK Stockholder shall be binding upon the NEOLINK Stockholders. SGME shall not have any responsibility to the NEOLINK Stockholders or any of them for the distribution by the Agent of the certificates representing SGME Shares to be delivered to the NEOLINK Stockholders, nor shall SGME be liable in any manner whatsoever to the NEOLINK Stockholders or any of them by or on account of any act or omission of the Agent.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.


STRATEGIC GAMING INVESTMENTS, INC.,
a Delaware corporation

By: /s/ Lawrence S. Schroeder
	_____________________
        Lawrence S. Schroeder
      	President & Chief Executive Officer

      	Address:  2580 Anthem Village Dr.
                  Henderson, NV 89052


NEOLINK WIRELESS CONTENT, INC.,
a Nevada corporation

By: /s/ Donald R. Beck
	______________
      	Donald R. Beck
      	President & Chief Executive Officer

      	Address: Marina Studio
                 4223 Glencoe Avenue, Suite B-121
                 Marina Del Rey, CA 90292

        [SIGNATURES OF NEOLINK STOCKHOLDERS COMMENCES ON THE NEXT PAGE]

                             NEOLINK STOCKHOLDERS
                                SIGNATURE PAGE



      /s/ Donald R. Beck                         /s/ Jon Padon
	  ______________			     _____________
      	  Donald R. Beck                             John Padon


      /s/ Erik Kortland                          /s/ Guy Rendon
	  ______________			     _____________
      	  Erik Kortland                              Guy Rendon


      /s/ Larry Gitlin                           /s/ Robert Malachowski
	  ______________			     __________________
      	  Larry Gitlin                               Robert Malachowski


      /s/ Rose Duignan                           /s/ Eric Weiss
	  ______________			     _____________
      	  Rose Duignan                               Eric Weiss


      /s/ Brandon Powers
	  ____________
       	  Brandon Powers


      Wolf, Rifkin, Shapiro & Schulman, LLP

      By:  /s/ Michael Wolf
	       ____________
               Michael Wolf, Managing Partner



















                                   EXHIBIT A
				   ---------


NAMES AND ADDRESSES OF              NUMBER OF NEOLINK              NUMBER OF
----------------------		    -----------------		   ------------
SGME
----
NEOLINK STOCKHOLDERS                SHARES OWNED                   SHARES TO BE
----------------------		    -----------------		   ------------
ISSUED

Donald R. Beck                              3,000,000                   600,000
1332 San Ysidro Drive
Beverly Hills, California 90210

John Padon                                  1,000,000                   200,000
7899 Sagebrush Bend
Las Vegas, Nevada 89113

Erik Kortland                                 200,000                    40,000
1246 Manhattan Beach Boulevard, Apt. D
Manhattan Beach, California 90266

Edgardo M. Rendon                             200,000                    40,000
3939 Woodhill Avenue
Las Vegas, Nevada 89121

Larry Gitlin                                  125,000                    25,000
6366 Commerce Boulevard, Suite 251
Rohnert Park, California 94928

Robert Malachowski                            100,000                    20,000
2119 Kew Drive
Los Angeles, California 90046

Rose Duignan                                   75,000                    15,000
1015 Cragmont Avenue
Berkeley, California 94708

Eric Weiss                                     25,000                     5,000
6732 Costa Brava
Las Vegas, Nevada 89146

Brandon Powers                                 25,000                     5,000
1704 Dia Del Sol Way
Las Vegas, Nevada 89128

Wolf, Rifkin, Shapiro & Schulman, LLP         250,000                    50,000
11400 W. Olympic Boulevard, Ninth Floor
Los Angeles, California 90064































                                   EXHIBIT B

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                         REGISTRATION RIGHTS AGREEMENT


      This REGISTRATION RIGHTS AGREEMENT ("AGREEMENT") is entered into as of the date set forth below by and between Strategic Gaming Investments, Inc., a Delaware corporation (the "COMPANY"), and __________________________, an
individual        (the         "HOLDER"),        whose        address        is
__________________________________________________.

      WHEREAS, Holder is the owner of shares of common stock of the Company (the "SHARES"), including shares issued in connection with the acquisition of 100% of the issued and outstanding capital stock of Neolink Wireless Content, Inc. by the Company;

      WHEREAS, the Company, pursuant to the terms of its Merger and Share Exchange Agreement with Neolink Wireless Content, Inc. (the "MERGER AGREEMENT") has granted Holder certain registration rights for the Shares, and the parties are entering into this Agreement in order to set forth such registration rights; and

      WHEREAS, capitalized terms used in this Agreement and not otherwise defined have the meanings set forth in Section 9 below.

      NOW, THEREFORE, the parties agree as follows:

            1.    REGISTRATION:

                  (a) Registration. If at any time or from time to time the Company shall determine to register under the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, as such shall be in effect from time to time (the "SECURITIES ACT"), any of its securities (whether for its own account or the account of a security holder or holders), pursuant to an underwritten offering, other than a registration on Form S-4 or Form S-8 or their then equivalents, the Company will:

                        (i)   promptly  give  to Holder written notice thereof;
and

                        (ii) include in such registration (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all the Shares (collectively, the "REGISTRABLE SECURITIES"), subject only to the express "cut-back" provisions set forth in the last sentence of Section 1(b) below. The term "Registrable Securities" shall also mean (i) any common shares or other securities of the Company issued or issuable with respect to, or in exchange for or in replacement of the Shares and such additional or lesser amount of shares upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that common shares of the Company or other securities shall only be treated as Registrable Securities for the purposes of this Section 1 to the extent that they have not been sold to the public pursuant to Rule 144.

                  (b)   Underwriting.   If  the  registration  referred  to  in
Section 1(a) hereof is for a registered public offering involving an underwriting, the Company shall so advise Holder as a part of the written notice given pursuant to Section 1(a) hereof. In such event, however, the right of Holder to registration pursuant to this Section 1 shall not be conditioned upon Holder's participation in such underwriting or the inclusion of Registrable Securities in the underwriting. If Holder proposes to distribute Registrable Securities through such underwriting, Holder shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, and the managing underwriter notifies Company and Holder in writing thereof, the managing underwriter may eliminate or partially limit the number of Registrable Securities to be distributed through such underwriting for the account of Holder; provided, however, such elimination or partial limitation, as the case may be, shall be on a pari passu basis with all other selling shareholders who notify the Company in writing of their intention to have their respective shares of common stock included in such underwriting; provided, further, that in the event any Registrable Securities are not included in such underwriting, the registration statement shall not be deemed a registration for purposes of the limitation on registration set forth in Section 1(d) hereof.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Agreement prior to the effectiveness of such registration. Any registration terminated or withdrawn prior to the effectiveness of such registration shall not be deemed a Registration for purposes of Section 1(d) hereof. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2 hereof.

                  (d) Number of Registrations. The Company is obligated to effect only one (1) registration pursuant to this Agreement.

            2.    EXPENSES OF REGISTRATION

            All Registration Expenses (as defined below) incurred in connection with registration pursuant to Section 1 shall be borne by the Company. For purposes of this Agreement, "REGISTRATION EXPENSES" shall mean all fees, costs and expenses, including all costs and expenses of an underwriting (including underwriters' or placement agent's fees or discounts), except as expressly stated below, incurred by the Company in complying with this Agreement and undertaking any underwriting contemplated by this agreement, including, all registration, qualification and filing fees, printing expenses, escrow fees, fees, charges, costs and disbursements of counsel for the Company and otherwise (other than Holder's separate legal counsel), blue sky fees and expenses, fees to issue the Shares, and the expense of any special audits incident to or required by any such registration. All selling expenses (which shall consist of underwriting discounts) shall be borne exclusively by the Holder.

            3.    REGISTRATION PROCEDURES

            In the case of a registration effected by the Company pursuant to this Agreement, and at all times while the Company is under an obligation pursuant to this Agreement to register Registrable Securities, at its sole expense the Company will keep Holder advised in writing as to the initiation of the registration and as to the completion thereof. In addition, at its sole expense, the Company will:

                  (a)   Prepare  and  file  with  the  Securities  and Exchange
Commission (the "SEC") a registration statement with respect to such securities and cause such registration statement to become and remain effective for at least twelve (12) months or, if earlier, until the distribution described in the registration statement relating thereto has been completed; provided, however, that (i) such 12 month period shall be extended for a period of time equal to the period Holder refrains from selling any securities included in such registration at the request of an underwriter, and (ii) in the case of any registration of securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such 12 month period shall be extended up to 180 days in order to keep the registration statement effective until all Registrable Securities are sold;

                  (b) Prepare and file with the SEC during the period specified in Section 3(a) such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and otherwise necessary to keep such registration statement effective in the manner required by this Agreement;

                  (c) Furnish (at least five business days before filing such registration statement) to Holder and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Holder and such underwriters may reasonably request in order to facilitate the public offering of such securities (including all documents to be filed);

                  (d) Notify in writing Holders promptly (i) of the receipt by the Company of any notification with respect to any comments by the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;


                  (e) Register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Holder to consummate the disposition in such jurisdictions of the Registrable Securities;

                  (f) Furnish to Holder such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Holder may reasonably request in order to facilitate the public sale or other disposition of Registrable Securities;

                  (g) Notify Holder on a timely basis at any time when a prospectus relating to Registrable Securities is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of Holder, prepare and furnish to Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (h) Use its best efforts to obtain from its counsel an opinion or opinions in customary form as reasonably required by Holder;

                  (i) Provide a transfer agent and registrar (which may be the same entity and which may be the Company) for the Registrable Securities; and

                  (j) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by Holder in order to expedite or facilitate the disposition of the Registrable Securities, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to Holder), addressed to Holder and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to Holder (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, (iii) if requested, provide indemnification provisions and procedures customary for underwritten public offerings, but in any event no less favorable to Holder than provided below. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

            4.    TRANSFERABLE REGISTRATION RIGHTS

            The rights of Holder under this Agreement and the other benefits of this Agreement, including Holder's rights under this Agreement may be assigned to any individual, entity or trust that acquires a number of Registrable Securities equal to no less than 10% of the Registrable Securities that are acquired by Holder under the Merger Agreement, provided that Holder gives Company written notice of such transfer, which notice also provides Company with the name and address of the transferee and the number of Registrable Securities transferred.

            5.    INDEMNIFICATION FOR REGISTRATION

                  (a) To the extent permitted by law, Holder will indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of Holder under this subsection (a) shall be limited to the lesser of (i) the proportion that the public offering price of shares sold by Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the net proceeds received by Holder for the sale of Registrable Securities covered by such registration statement and (ii) the amount of any damages which Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the foregoing, any party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall not be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.


                  (b) In connection with each registration statement relating to disposition of Registrable Securities, the Company shall indemnify and hold harmless each Holder and each underwriter of Registrable Securities and each person, as that term is defined in the Act, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Act or Section 20 of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT") against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Holder or underwriter (or any person controlling such Holder or underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) on account of any losses, claims, damages or liabilities arising from the sale of the Registrable Securities if such untrue statement or omission was made in such registration statement, prospectus or preliminary prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by such Holder or underwriter specifically for use therein. The Company shall also indemnify selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such person (within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities, if requested. The indemnity provisions set forth herein shall be in addition to any liability which the Company may otherwise have.

                  (c) Any party that proposes to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties,
(ii) it shall have been reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party; it being understood, however, that the Company shall not be liable for the fees and expenses of more than one separate counsel representing the indemnified parties) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnified party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

                  (d) In connection with each registration statement relating to the disposition of Registrable Securities, if the indemnification provided for in subsection (a) hereof is unavailable to an indemnified party thereunder in respect to any losses, claims, damages or liabilities referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsections (a) or (b) of this Section 5 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement (if any) entered into in connection with an underwritten public offering of the Registrable Securities are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

            6.    INFORMATION BY HOLDER.

            Holder shall furnish to the Company such information regarding Holder, the Registrable Securities held by him and the distribution proposed by Holder in connection with an underwriting (if any) as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance in connection with a registration.

            7.    MISCELLANEOUS.

                  (a) If one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (b) Waiver of any default shall not constitute waiver of any other or subsequent default.

                  (c)   Except as otherwise  expressly  set  forth  herein, any
notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt by telephone or if mailed be registered or certified mail or by courier, to the respective the addresses of the parties as set forth hereinabove. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, at the time of confirmation of fax or five business days after the time when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.

                  (d)   This  Agreement  may  be  executed   in   one  or  more
counterparts,  all  of which shall be deemed one and the same agreement.   This
Agreement may be signed by facsimile.

                  (e) No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

                  (f) The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and will not affect the construction or interpretation of this Agreement.

                  (g) This agreement shall be construed, enforced, and administered in accordance with the laws of the State of Nevada, under the jurisdiction of the State of Nevada, without giving effect to any provision thereof that would compel the application of the substantive laws of any other jurisdiction and without regard to the conflicts of law provisions. The parties consent to the jurisdiction of the federal and state courts located in the State of Nevada regarding all matters under this Agreement.

                  (h) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties. There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement. Should any provision of this Agreement conflict with any provision of the Merger Agreement, the provisions of this Agreement shall govern and control.

            8. RULE 144 INFORMATION. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Act or the Exchange Act, and for so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act;

                  (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) Furnish to Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Act (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in as Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing Holder to sell any such securities without registration under the Securities Act or otherwise.

            9.    CERTAIN DEFINED TERMS.  As used in this Agreement:

                  (a) "COMMON STOCK" means all shares of the Company's common stock, including such common stock issued or issuable upon the exercise of any other capital stock or securities of the Company, including by reason of a merger, consolidation, reorganization or recapitalization;

                  (b) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute;

                  (c) "RULE 144" means Rule 144 promulgated by the SEC under the Securities Act;
                  (d) "SHARES" means all shares of Common Stock that Holder owns at any time, whether beneficially or otherwise, including Common Stock that Holder has heretofore acquired or acquires after the date of this Agreement, whether pursuant to the Asset Agreement or otherwise; and

                  (e) "WARRANT SHARES" means all shares of Common Stock that Holder acquires or may acquire at any time as a result of the exercise of any option, warrant or other security convertible into Common Stock.

      IN WITNESS WHEREOF, this Agreement has been executed as of the ___ day of November, 2006.


STRATEGIC GAMING INVESTMENTS, INC.


By:   _____________________________________
      Lawrence S. Schroeder
      President and Chief Executive Officer



_________________________________
       Signature of Holder

_________________________________
      (Print Name of Holder)

      Address: ______________________________

               ______________________________

EXHIBIT C

                   FORM OF INVESTMENT REPRESENTATION LETTER

Strategic Gaming Investments, Inc.
2580 Anthem Village Dr.
Henderson, NV 89052
Attn: General Counsel

Re: Investor Representation Letter

Ladies and Gentlemen:

      In connection with the issuance to the undersigned of shares of common stock (the "Shares") of Strategic Gaming Investments, Inc., a Delaware corporation (the "COMPANY"), pursuant to that certain Merger and Share Agreement ("Agreement") by and between the COMPANY, Neolink Media, Inc., a Nevada corporation ("NEOLINK") and the stockholders of NEOLINK, the undersigned stockholder of NEOLINK ("NEOLINK Stockholder") hereby represents, warrants and covenants to the COMPANY that:

      1. NEOLINK Stockholder either (a) is an accredited investor within the meaning of Rule 501(a) under the Securities Act of 1933 (the "Securities Act"), or (b) has such business or financial experience that NEOLINK Stockholder has the capacity to protect NEOLINK Stockholder's interests in connection with the acquisition of the Shares.

      2. NEOLINK Stockholder has received and reviewed the Agreement and all other information NEOLINK Stockholder considers necessary or appropriate for deciding whether to acquire the Shares. NEOLINK Stockholder further represents that he/she/it has had an opportunity to ask questions and receive answers from the COMPANY and its officers and directors regarding the business, financial affairs and other aspects of the COMPANY and has further had the opportunity to obtain any information (to the extent the COMPANY possesses or can acquire such information without unreasonable effort or expense) which NEOLINK Stockholder deems necessary to evaluate the investment and to verify the accuracy of information otherwise provided to NEOLINK Stockholder.

      3.    NEOLINK Stockholder acknowledges that  the  Shares  have  not  been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under the securities laws of any state, in reliance, in part, on the representations and warranties herein. Such Shares are being acquired by NEOLINK Stockholder for investment purposes for his/her/its own account only and not for sale or with a view to distribution of all or any part of such Shares. No other person will have any direct or indirect beneficial interest in the Shares.

      4. NEOLINK Stockholder understands (a) that the Shares have not been registered or qualified under the Securities Act or any state securities or "Blue Sky" laws, on the basis that the offer and sale of the Shares pursuant to the Agreement is exempt from registration and qualification under Section 4(2) of the Securities Act and/or SEC Rule 506 and Section 18 of the Securities Act,
(b) that the Shares are "restricted securities" as such term is defined in Rule 144 under the Securities Act, and (c) that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances and that otherwise such securities must be held indefinitely. In connection therewith, NEOLINK Stockholder represents that NEOLINK Stockholder understands the resale limitations imposed by the Securities Act and is familiar with SEC Rule 144, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of "restricted securities," including the requirement that the securities must be held for at least one year after purchase thereof from the COMPANY prior to resale (two years in the absence of publicly available information about the COMPANY) and the condition that there be available to the public current information about the COMPANY under certain circumstances.

      5. Without in any way limiting the representations set forth above, NEOLINK Stockholder further agrees not to make any disposition of all or any portion of the Shares unless and until:

            (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

            (b) (i) NEOLINK Stockholder shall have notified the COMPANY of the proposed disposition and shall have furnished the COMPANY with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) NEOLINK Stockholder shall have furnished COMPANY with a written opinion of counsel, reasonably satisfactory to the COMPANY, that such disposition will not require registration of any securities under the Securities Act or the consent of or a permit from appropriate authorities under any applicable state securities law.

            (c) In the case of any disposition of any of the Shares pursuant to Rule 144, in addition to the matters set forth in paragraph 5(b) above, NEOLINK Stockholder shall promptly forward to the COMPANY a copy of any Form 144 filed with the SEC with respect to such disposition and a letter from the executing broker satisfactory to the COMPANY evidencing compliance with Rule
144. If Rule 144 is amended or if the SEC's interpretations thereof in effect at the time of any such disposition by NEOLINK Stockholder have changed from its present interpretations, NEOLINK Stockholder shall provide the COMPANY with such additional documents as it may reasonably require.

      6. NEOLINK Stockholder understands that the certificates evidencing the Shares will bear the following restrictive legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE OR TRANSFER."

      7. NEOLINK Stockholder represents and warrants to the COMPANY that NEOLINK Stockholder is a resident of the state specified in the address of NEOLINK Stockholder set forth below, has a principal residence within such state, maintains all drivers licenses and voter registrations only within such state and intends to remain a citizen of such state for the foreseeable future.

      Dated: _______________ , 2006


                                           ___________________________________
                                           (Signature)


                                           ___________________________________
                                           (Print name of NEOLINK Stockholder)


                                           ___________________________________

                                           ___________________________________
                                           Address of NEOLINK Stockholder